SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2013

M&F BANCORP, INC.

(Exact Name of Registrant as specified in its charter)

North Carolina	000-27307	56-1980549
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2634 Durham-Chapel Hill Boulevard, Durham, North Carolina 27707

(Address of principal executive offices)

Registrant’s telephone number, including area code (919) 683-1521

Not Applicable

(Former address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 23, 2013, the Board of Directors of M&F Bancorp, Inc. (the "Company") elected Raymond C. Pierce to serve as a director of the Company. At the same time he was also elected to serve as a director of the Company’s wholly-owned subsidiary, Mechanics and Farmers Bank (“M&F Bank”). Mr. Pierce will serve as a director of the Company and the Bank until the Company’s 2014 Annual Meeting of Shareholders, or until his successor is elected and qualified, or his earlier removal, resignation, death or incapacity. Mr. Pierce has not yet been appointed to serve on any board committees, but is expected to do so in the near future.

Mr. Pierce has no familial relationships with any executive officer or director of the Company. Other than his election as a director of the Company and the Bank, there have been no transactions, nor are there any currently proposed transactions, in which the Company has or is to be a participant and the amount involved exceeds $120,000 and in which Mr. Pierce had or will have a direct or indirect material interest.

A copy of the Company's press release making these announcements is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01 - Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release dated July 29, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&F BANCORP, INC.

By:	/s/ Kim D. Saunders
Kim D. Saunders
President and Chief Executive Officer

Dated: July 29, 2013

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 29, 2013.